Exhibit 10.1

NEXTPLAT CORP 2021 INCENTIVE AWARD PLAN

STOCK AWARD AGREEMENT

NextPlat Corp (the “Company”) hereby grants to David Phipps (the “Employee”) a Stock Award (the “Award”) as of September 24, 2025 (the “Grant Date”) relating to shares of Common Stock of the Company (the “Shares”), subject in all respects to the terms and conditions of the Nextplat Corp Incentive Award Plan (the “Plan”) and the terms and conditions set forth herein. A copy of the Plan and Prospectus are attached hereto.

1.    Grant of Stock.

(a)         The Company hereby grants to the Employee an Award covering 200,000 Shares. These Shares are fully vested as of the Grant Date.

2.    Shares. The number of Shares subject to the Award will be held by a book-entry credit to an account in the Employee’s name established by the Company with its transfer agent, or upon written request, in electronic form to the Employee’s broker for the Employee’s account.

3.    Limitations on Transfer. Any sale, transfer or other disposition of the Shares shall be subject to compliance with the Company’s Insider Trading Policy. The Policy requires that any transaction in Company Common Stock receive pre-clearance approval by the Company’s designated Compliance Officer.

4.    Rights as Stockholder. The Employee is entitled to all of the rights of a stockholder of the Company with respect to Shares subject to Award.

5.    Tax Obligations. The Employee shall be responsible for all other tax obligations arising in connection with his Award and has been advised to consult a tax or financial advisor with respect to such obligations.

6.    No Guarantee of Employment. Nothing in this Agreement shall confer on the Employee any right to be or to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate the employment of the Employee at any time for any reason or no reason.

7.    Committee Determinations. The Committee shall make all determinations concerning the rights to benefits under the Plan.

8.    Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall be as defined in the Plan.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation caused this Agreement to be executed by a duly authorized officer.

NEXTPLAT CORP By: /s/ Rodney Barreto Name: Rodney Barreto Title: Chairman, Board of Directors Dated: September 24, 2025
ACCEPTED AND ACKNOWLEDGED:

/s/ David Phipps
David Phipps
Dated: September 24, 2025